Exhibit 99.1

CERNER REPORTS FIRST QUARTER 2022 RESULTS
Margin Expansion Drives Strong Earnings Growth

KANSAS CITY, Mo. - May 3, 2022 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2022 first quarter that ended March 31, 2022.

"I am pleased with Cerner's solid results in the first quarter," said David Feinberg, M.D., president and CEO. "Our results reflect solid execution across the business and strong contributions from Cerner EnvizaSM, which is well positioned to build on a terrific first year by accelerating the discovery, development, and deployment of therapies. We continue to make progress towards the closing of the proposed acquisition by Oracle, and I remain excited by the potential for the combination to further our purpose of empowering those devoted to delivering care and keeping people healthy."

2022 First Quarter Highlights

•Revenue of $1.430 billion, up 3% compared to $1.388 billion in the first quarter of 2021.
•GAAP operating margin of 17.6%, up 190 basis points from 15.7% in the year-ago quarter.
•Adjusted Operating Margin (non-GAAP) of 22.7%, up 130 basis points from 21.4% in the year-ago quarter.
•GAAP diluted EPS of $0.70, up 25% compared to $0.56 in the year-ago quarter.
•Adjusted Diluted EPS (non-GAAP) of $0.89, up 17% compared to $0.76 in the year-ago quarter.
•GAAP cash flow from operating activities of $375 million, down 17% compared to $450 million in the year-ago quarter.
•Free Cash Flow (non-GAAP) of $276 million, down 5% compared to $291 million in the year-ago quarter.

"During the first quarter, we delivered revenue growth in line with our expectations and expanded Adjusted Operating Margin by 130 basis points, resulting in strong Adjusted Diluted EPS growth of 17%," said Mark Erceg, executive vice president and chief financial officer. "The margin expansion this quarter was on top of strong margin expansion over the past two years. Since the first quarter of 2020, our GAAP operating margin has expanded 500 basis points and our Adjusted Operating Margin has expanded 330 basis points, reflecting the ongoing impact of our organizational transformation, productivity measures, more focused product strategy, and cost control initiatives. These efforts are improving our ability to create value for our clients while also driving better financial performance."

Proposed Merger with Oracle

On Dec. 20, 2021, we entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") with Cedar Acquisition Corporation ("Merger Subsidiary"), OC Acquisition LLC and Oracle Corporation ("Oracle"). Pursuant to the Merger Agreement, on Jan. 19, 2022, Oracle commenced a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of our common stock, par value $0.01 per share (the "Shares") for a purchase price of $95.00 per share, net to the holders thereof in cash, without interest and subject to any required tax withholding. Following the completion of the Offer, Merger Subsidiary will merge with and into Cerner (the "Merger"), with Cerner continuing as the surviving corporation and as a wholly owned indirect subsidiary of Oracle, at which time the Shares would cease to be publicly held. We expect the Merger to close in calendar year 2022, subject to receiving certain regulatory approvals and satisfying other closing conditions, including Cerner stockholders tendering a majority of Cerner's outstanding Shares in the Offer. Additional information about the Offer and Merger and the Merger Agreement is set forth in our filings with the Securities and Exchange Commission ("SEC").

Information on Non-GAAP Measures

Adjusted Operating Margin, Adjusted Diluted EPS and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Conference Call and Prepared Remarks

Given the proposed acquisition of Cerner by Oracle, Cerner will not be hosting an earnings conference call, issuing prepared remarks, providing financial guidance or repurchasing shares.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle has commenced a tender offer for the Shares. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Shares, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary have filed with the SEC upon commencement of the tender offer. Oracle and its acquisition subsidiary have filed tender offer materials on Schedule TO, and Cerner has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement contain important information. Holders of the Shares are urged to read these documents carefully (as each may be amended or supplemented from time to time) because they contain important information that holders of Shares should consider before making any decision regarding tendering their Shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of the Shares at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC's website at www.sec.gov.

About Cerner

Cerner's health technologies connect people and information systems at thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers a connected clinical and financial ecosystem to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, Cerner Perspectives, connect on Facebook, Instagram, LinkedIn, Twitter or join the discussion on Cerner's podcast Perspectives on Health & Tech. Nasdaq: CERN.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Website: www.cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "positioned", "proposed", "potential", "expect", "will", "would", "expectations", or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding the proposed acquisition of Cerner by Oracle and its affiliates and general business outlook. Factors that could cause or contribute to such differences include, but are not limited to, potential disruptions to our business caused by the proposed acquisition of us by Oracle; the possibilities that the proposed acquisition will not close or that the closing may be delayed; stockholder litigation could prevent or delay the closing of the transaction or otherwise impact our business, operating results and financial condition; the ability of Cerner to attract or retain customers and key personnel and to maintain relationships with key suppliers; litigation or claims relating to the proposed acquisition or Cerner's assets and business; general economic conditions in regions in which either Cerner or Oracle does business; the impact of the COVID-19 pandemic on how Cerner and its customers are operating their businesses and the duration and extent to which the pandemic will impact Cerner's future results of operations; the possibility that Cerner may be adversely affected by other economic, business, and/or competitive factors, including our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; and changing political, economic and regulatory influences. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the SEC. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2022 and March 31, 2021
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2022	2021

Revenues	$1,429,801	$1,387,778
Costs of revenue	243,848	230,656

Margin	1,185,953	1,157,122

Operating expenses
Sales and client service	612,997	622,176
Software development	195,091	192,327
General and administrative	109,279	112,365
Amortization of acquisition-related intangibles	16,602	12,196
Total operating expenses	933,969	939,064

Operating earnings	251,984	218,058

Other income, net	26	1,206

Earnings before income taxes	252,010	219,264
Income taxes	(45,881)	(47,012)

Net earnings	$206,129	$172,252

Basic earnings per share	$0.70	$0.57

Basic weighted average shares outstanding	293,412	304,731

Diluted earnings per share	$0.70	$0.56

Diluted weighted average shares outstanding	296,336	308,031

Note 1: Our revenues by business model for the three months ended March 31, 2022 and March 31, 2021 were as follows:

(In thousands)	Three Months Ended
	2022	2021

Licensed software	$189,421	$161,661
Technology resale	47,483	45,672
Subscriptions	94,423	99,812
Professional services	525,260	494,422
Managed services	324,626	317,376
Support and maintenance	242,880	263,324
Reimbursed travel	5,708	5,511

Total revenues	$1,429,801	$1,387,778

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three months ended March 31, 2022 and March 31, 2021
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended
	2022	2021

Operating expenses (GAAP)	$933,969	$939,064

Share-based compensation expense	(34,719)	(47,835)
Acquisition-related amortization	(16,602)	(12,196)
Organizational restructuring and other expense	(21,179)	(17,195)
COVID-19 related expense	(565)	(1,360)

Adjusted Operating Expenses (non-GAAP)	$860,904	$860,478

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended
	2022	2021

Operating earnings (GAAP)	$251,984	$218,058

Share-based compensation expense	34,719	47,835
Acquisition-related amortization	16,602	12,196
Organizational restructuring and other expense	21,179	17,195
COVID-19 related expense	565	1,360

Adjusted Operating Earnings (non-GAAP)	$325,049	$296,644

Operating Margin (GAAP)	17.62%	15.71%

Adjusted Operating Margin (non-GAAP)	22.73%	21.38%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended
	2022	2021

Net earnings (GAAP)	$206,129	$172,252

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	34,719	47,835
Acquisition-related amortization	16,602	12,196
Organizational restructuring and other expense	21,179	17,195
COVID-19 related expense	565	1,360

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(13,302)	(16,850)
Share-based compensation permanent tax items	(3,121)	1,411

Adjusted Net Earnings (non-GAAP)	$262,771	$235,399

Diluted weighted average shares outstanding	296,336	308,031

Diluted earnings per share (GAAP)	$0.70	$0.56

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.89	$0.76

FREE CASH FLOW

(In thousands)	Three Months Ended
	2022	2021

Cash flows from operating activities (GAAP)	$375,063	$450,434
Capital purchases	(42,393)	(75,925)
Capitalized software development costs	(56,300)	(83,550)
Free Cash Flow (non-GAAP)	$276,370	$290,959

Cash flows from investing activities (GAAP)	$(12,197)	$(182,185)

Cash flows from financing activities (GAAP)	$(241,334)	$117,115

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) the income tax effect of the aforementioned items, and (vi) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2022	2021

Sales and client service	$18,078	$23,139
Software development	5,564	6,118
General and administrative	11,077	18,578
Total share-based compensation expense	$34,719	$47,835

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, asset impairment charges, and other such related expenses. Also included herein, are $4.450 million of expenses incurred in the first quarter of 2022 in connection with that certain merger agreement dated December 20, 2021 with Oracle Corporation and related affiliates. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2022	2021

Sales and client service	$—	$(3,144)
General and administrative	21,179	20,339
Total organizational restructuring and other expense	$21,179	$17,195

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2022	2021

Sales and client service	$268	$504
Software development	20	33
General and administrative	277	823
Total COVID-19 related expense	$565	$1,360

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options and the vesting of restricted share and share unit awards. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2022 and December 31, 2021
(unaudited)

(In thousands)	2022	2021

Assets
Current assets:
Cash and cash equivalents	$709,532	$589,847
Short-term investments	171,180	252,622
Receivables, net	1,178,037	1,161,361
Inventory	27,704	28,159
Prepaid expenses and other	381,404	417,465

Total current assets	2,467,857	2,449,454

Property and equipment, net	1,610,496	1,656,171
Right-of-use assets	76,474	82,940
Software development costs, net	1,003,806	1,000,357
Goodwill	1,129,539	1,131,121
Intangible assets, net	434,900	458,482
Long-term investments	456,398	461,984
Other assets	194,761	193,649

Total assets	$7,374,231	$7,434,158

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$359,562	$329,582
Current installments of long-term debt	—	225,000
Deferred revenue	456,929	531,234
Accrued payroll and tax withholdings	284,145	317,092
Other current liabilities	278,236	223,350

Total current liabilities	1,378,872	1,626,258

Long-term debt	1,611,303	1,611,256
Deferred income taxes	362,236	395,177
Other liabilities	113,301	121,005

Total liabilities	3,465,712	3,753,696

Shareholders' Equity:
Common stock	3,814	3,802
Additional paid-in capital	2,811,612	2,717,244
Retained earnings	6,877,111	6,751,692
Treasury stock	(5,664,718)	(5,664,718)
Accumulated other comprehensive loss, net	(119,300)	(127,558)

Total shareholders' equity	3,908,519	3,680,462

Total liabilities and shareholders' equity	$7,374,231	$7,434,158

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2022 and March 31, 2021
(unaudited)

	Three Months Ended
(In thousands)	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$206,129	$172,252
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	175,223	175,313
Share-based compensation expense	33,332	47,950
Provision for deferred income taxes	(36,301)	(2,829)
Changes in assets and liabilities:
Receivables, net	(16,712)	(12,301)
Inventory	461	(7,411)
Prepaid expenses and other	13,600	24,173
Accounts payable	35,730	30,118
Accrued income taxes	75,323	21,378
Deferred revenue	(72,800)	14,768
Other accrued liabilities	(38,922)	(12,977)

Net cash provided by operating activities	375,063	450,434

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(42,393)	(75,925)
Capitalized software development costs	(56,300)	(83,550)
Purchases of investments	(8,439)	(321,670)
Sales and maturities of investments	99,638	306,935
Purchase of other intangibles	(4,703)	(7,975)

Net cash used in investing activities	(12,197)	(182,185)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	500,000
Repayment of long-term debt	(225,000)	—
Proceeds from exercise of stock options	63,394	36,514
Payments to taxing authorities in connection with shares directly withheld from associates	(1,583)	(4,897)
Treasury stock purchases	—	(341,715)
Dividends paid	(79,183)	(67,477)
Other	1,038	(5,310)

Net cash provided by (used in) financing activities	(241,334)	117,115

Effect of exchange rate changes on cash and cash equivalents	(1,847)	(3,118)

Net increase in cash and cash equivalents	119,685	382,246
Cash and cash equivalents at beginning of period	589,847	615,615

Cash and cash equivalents at end of period	$709,532	$997,861